UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

Nkarta, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39370	47-4515206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 102 South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 582-4923

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKTX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On April 25, 2022, Nkarta, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC, SVB Securities LLC and Evercore Group L.L.C., as representatives of the several underwriters named therein (together, the “Underwriters”), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase, 13,333,334 shares (the “Firm Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at an initial price to the public of $15.00 per share. In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 2,000,000 shares (the “Option Shares” and, together with the Firm Shares, the “Shares”) of Common Stock from the Company at the public offering price, less underwriting discounts and commissions. On April 26, 2022, the Underwriters exercised their option to purchase the Option Shares in full. On April 28, 2022, the Company issued and delivered the Shares.

Net proceeds to the Company from the offering of the Shares, after deducting underwriting discounts and commissions and estimated offering expenses, are approximately $215.5 million. The Company intends to use the net proceeds from the offering of the Shares to fund the continued clinical development of NKX101 and NKX019, preclinical studies for research stage programs and the continued buildout of internal manufacturing capabilities, and for working capital and for general corporate purposes.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated April 25, 2022, among Nkarta, Inc., Cowen and Company, LLC, SVB Securities LLC and Evercore Group L.L.C., as representatives of the several underwriters named therein.
5.1	Legal Opinion of O’Melveny & Myers LLP dated April 28, 2022.

23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1 above).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nkarta, Inc.

Date: April 28, 2022	By:	/s/ Alicia Hager
Alicia J. Hager, J.D., Ph.D.
Chief Legal Officer